Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Chinook Therapeutics, Inc. of our report dated March 17, 2022 relating to the financial statements, which appears in Chinook Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

November 10, 2022